KELLWOOD COMPLETES SALE OF SMART SHIRTS

AND RELATED REAL ESTATE ASSETS

Proceeds to be Used to Repurchase Shares and Reduce Debt

ST. LOUIS, MO., January 8, 2008 – Kellwood Company [NYSE:KWD] today announced that it has completed the sale of its Smart Shirts manufacturing operations and related real estate assets in two separate transactions resulting in gross proceeds of approximately $162 million in cash in the aggregate according to Robert C. Skinner, Jr., chairman, president and chief executive officer.

Kellwood received approximately $121 million in cash at closing from the sale of the Smart Shirts business from Youngor Group Co., Ltd. Separately, the Company sold its Smart Shirts real estate assets in Hong Kong to Bright Treasure Development Ltd. for approximately $41 million in cash.

“This previously announced sale is an important step in the execution of our long-term financial and strategic plans. We significantly reduced our percentage of private label business and eliminated capital-intensive manufacturing from our operations while enhancing our focus on the development of lifestyle brands with the strongest opportunities for sales and earnings growth,” stated Skinner.

The proceeds from the transactions will be used to repurchase shares and reduce debt. On January 3, 2008, Kellwood announced that the Board of Directors authorized the Company to enter into an $80 million accelerated share repurchase program.

“The repurchase of our shares is a tremendous investment opportunity and is indicative of the Board’s confidence in our ability to execute on our strategic initiatives,” added Skinner. “The use of the proceeds from these transactions will enhance shareholder value and strengthen our balance sheet while maintaining the financial flexibility for future investments in our business.”

UBS Investment Bank acted as financial advisor to the Company in connection with the sale of the Smart Shirts business.

About Kellwood

Kellwood (NYSE:KWD) is a $1.6 billion leading marketer of apparel and consumer soft goods. Specializing in branded products, the Company markets to all channels of distribution with products and brands tailored to each specific channel. Kellwood brands include Vince®, HOLLYWOULD®, Phat Farm®, Baby Phat®, Sag Harbor®, Koret®, Jax®, Democracy®, Sangria™, Jolt®, My Michelle®, Briggs New York®, Hanna Andersson®, Onesies®, Kelty®, Royal Robbins® and Sierra Designs®. Calvin Klein®, XOXO®, David Meister®, Gerber®, and O Oscar, an Oscar de la Renta Company, are produced under licensing agreements. For more information, visit www.kellwood.com.

MEDIA CONTACT:

Donna B. Weaver

VP Corporate Communications

212.329.8072

donna.weaver@kellwood.com

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FINANCIAL CONTACT:

Samuel W. Duggan II

VP Investor Relations and Treasurer

Kellwood Company

314.576.8580

sam.duggan@kellwood.com

Joele Frank / Eric Brielmann / Jennifer Schaefer

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Allison Malkin

Integrated Corporate Relations

203.682.8225

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. These forward-looking statements, which represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts, including from our retail customers’ private label or exclusive brand programs; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; performance of our retail customers in selling our goods; execution of the long-term corporate strategy; loss of key personnel; continued value of owned and licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to licensed brands; inability to protect our intellectual property rights; reliance on independent manufacturers; ability to successfully complete the restructuring plans; the continued movement in the global location of lowest cost manufacturing sources; fluctuations in the price, availability and quality of raw materials; availability of suitable acquisition candidates; integration of completed acquisitions into our existing business and the availability of reasonably priced debt.. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statement.

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